Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

U.S. Auto Parts Network, Inc.

Carson, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3/A (No. 333-163811) and Form S-8 (No. 333-143179, 333-149973, 333-158224 and 333-165493) of U.S. Auto Parts Network, Inc. of our report dated October 26, 2010, relating to the consolidated financial statements of Automotive Specialty Accessories and Parts, Inc. and subsidiaries as of and for the year ended January 2, 2010 which appears in this Form 8-K.

/s/ BDO USA, LLP

Chicago, Illinois

October 26, 2010